As filed with the Securities and Exchange Commission on February 12, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

J. C. PENNEY CORPORATION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	5311	13-5583779
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

J. C. PENNEY COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-0037077
(State of Incorporation)	(I.R.S. Employer Identification No.)

C. R. Lotter, Esq.

Executive Vice President, Secretary and General Counsel

6501 Legacy Drive

Plano, Texas 75024-3698

Telephone: (972) 431-1000

Facsimile: (972) 431-1133

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent For Service)

J. C. PENNEY CORPORATION, INC.

J. C. PENNEY COMPANY, INC.

6501 Legacy Drive Plano, Texas 75024-3698

Telephone: (972) 431-1000

Facsimile: (972) 431-1133

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

Calculation Of Registration Fee

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Debt Securities and Warrants to Purchase Debt Securities	$2,000,000,000(2)	100%(1)	$2,000,000,000	*

(1)	Estimated and exclusive of accrued interest, if any.
(2)	In U.S. dollars or the equivalent thereof denominated in foreign currency or composite currencies. See below for a discussion of previously registered securities to be carried forward pursuant to Rule 429.

* As permitted by Rule 429, the Prospectus included in this Registration Statement relates to J. C. Penney Corporation, Inc.’s Registration Statement No. 333-23339 and No. 333-57019, both on Form S-3. Debt Securities and Warrants to Purchase Debt Securities registered pursuant to Registration Statement No. 333-23339 in the amount of $500,000,000 and pursuant to Registration Statement No. 333-57019 in the amount of $1,500,000,000 are being carried forward to the Prospectus contained in this Registration Statement. J. C. Penney Corporation, Inc. previously paid filing fees of approximately $694,015 associated with such carried forward securities. This Registration Statement is being filed to include J. C. Penney Company, Inc., the parent corporation of J. C. Penney Corporation, Inc., as a co-registrant of such carried forward securities. No additional securities are being registered.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2003

PROSPECTUS

JCPenney

J. C. Penney Corporation, Inc.

DEBT SECURITIES

AND

WARRANTS TO PURCHASE DEBT SECURITIES

OF WHICH

J. C. Penney Company, Inc.

IS CO-OBLIGOR

We may offer from time to time in one or more series up to $2,000,000,000 (or the equivalent thereof denominated in foreign currency or composite currencies) aggregate principal amount of our senior debt securities consisting of unsecured debentures, notes and/or other evidences of indebtedness, each series of which will be offered on terms to be determined at the time of sale. We may from time to time also offer debt securities with warrants to purchase debt securities (debt securities and warrants being together in this prospectus will be called “securities”). A supplement to this prospectus will be delivered together with this prospectus in respect of any securities, including any related warrants, then being offered and will set forth certain specific terms with respect to such securities, which may include, among other items:

—	title;
—	authorized denominations;
—	aggregate principal amount;
—	initial public offering price;
—	maturity;
—	currency or currency unit in which the debt securities will be denominated;
—	rate or rates or formula to determine such rate or rates, and time or times of payment of interest, if any; redemption and sinking fund terms, if any;
—	exercise prices and expiration dates of any warrants;
—	listing, if any, on a securities exchange;
—	underwriter or underwriters, if any, respective amounts to be purchased by them, their compensation and the resulting net proceeds to us.

Securities may be sold to underwriters for public offering pursuant to terms of offering fixed at the time of sale. In addition, securities may be sold by us directly or through agents or dealers. See “Plan of Distribution”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE DEBT SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is February     , 2003.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

You should rely only on the information in this prospectus, and any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the prospectus supplement is accurate only as of the date on the front cover of the prospectus supplement. Our business, financial condition, results of operations, and other information contained in the prospectus and prospectus supplement may have changed since that date.

Unless the context otherwise requires, as used in this prospectus, the terms “JCPenney,” “our,” or “we” refer to the combined entities of J. C. Penney Corporation, Inc., its parent, J. C. Penney Company, Inc., and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our filings with the SEC are availale on the Internet at the SEC’s EDGAR website at http://www.sec.gov. You may read and copy any document that we file with the SEC at the SEC’s public reference rooms at the following address:

450 Fifth Street, N. W., Room 1024

Washington, D.C. 20549

You can call the SEC at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC and which is not included in or delivered with this prospectus. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus.

We are incorporating by reference the following documents that have previously been filed with the SEC:

J. C. Penney Corporation, Inc.

•	Its annual report on Form 10-K for the fiscal year ended January 26, 2002

J. C. Penney Company, Inc. (our parent company)

•	Its quarterly reports on Form 10-Q for the quarters ended April 27, 2002, July 27, 2002 and October 26, 2002; and

•	Its current reports on Form 8-K dated May 31, 2002, June 26, 2002, June 26, 2002, July 10, 2002, July 11, 2002, July 25, 2002, August 9, 2002, August 13, 2002 and September 6, 2002.

J. C. Penney Funding Corporation

•	Its annual report on Form 10-K for the fiscal year ended January 26, 2002;

•	Its quarterly report on Form 10-Q for the quarters ended April 27, 2002, July 27, 2002 and October 26, 2002; and

•	Its current reports on Form 8-K dated September 6, 2002.

We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until we sell all of the securities being registered by this registration statement. In no event, however, will any of the information that we disclose under Item 9 or Item 12 of any Current Report on Form 8-K that we may from time to time file with the SEC be incorporated by reference into, or otherwise included in, this prospectus.

You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

J. C. Penney Corporation, Inc.

P. O. Box 10001

Dallas, Texas 75301

Telephone: (972) 431-2207

Attention: Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any supplemental prospectus and the documents incorporated herein by reference may contain forward-looking statements. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “ plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of any supplemental prospectus.

We also used other factors and assumptions not identified above in deriving the forward-looking statements. Our failure to realize these other assumptions or the impact of the other factors may also cause actual results to differ materially from those projected.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date of this prospectus or, where applicable, a supplemental prospectus. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

THE COMPANY

JCPenney was founded by James Cash Penney in 1902 and has grown to be a major retailer. As of January 25, 2003, we operated 1,048 JCPenney department stores in 49 states, Puerto Rico and Mexico, and 54 Renner department stores in Brazil. The major portion of our business consists of providing merchandise and services to customers through department stores, catalog departments and the Internet. We market predominantly family apparel, jewelry, shoes, accessories and home furnishings.

In addition, through our subsidiary Eckerd Corporation, as of January 25, 2003, we operated a chain of 2,686 drugstores located throughout the Southeast, Sunbelt, and Northeast regions of the United States. Eckerd drugstores sell prescription drugs as well as general merchandise items such as over-the-counter drugs, beauty products, photo processing services, greeting cards and convenience food.

On January 27, 2002, J. C. Penney Company, Inc. was reorganized into a holding company structure. As part of this restructuring, the former J. C. Penney Company, Inc. changed its name to “J. C. Penney Corporation, Inc.” and became a wholly-owned subsidiary of a newly formed affiliated holding company. The new holding company assumed the name “J. C. Penney Company, Inc.,” and is referred to in this prospectus as the “Co-Obligor.” J. C. Penney Corporation, Inc. is referred to in this prospectus as the “Issuer.” Shares of common and preferred stock of the Issuer outstanding as of January 27, 2002 were automatically converted into the identical number and type of shares of common and preferred stock of the Co-Obligor. Shares of common stock of 50¢ par value of the Co-Obligor are publicly traded under the same symbol (JCP) on the New York Stock Exchange.

The Issuer is a wholly-owned subsidiary of the Co-Obligor. The Co-Obligor is a holding company that derives its operating income and cash flow from the Issuer. The Co-Obligor is the sole stockholder of the Issuer and the Issuer is the Co-Obligor’s sole significant asset and only direct subsidiary. The Co-Obligor is also the co-obligor or guarantor, as the case may be, on all other outstanding debt of the Issuer which has been registered with the Securities and Exchange Commission, referred to in this prospectus as the “SEC.” The Co-Obligor and its consolidated subsidiaries, including the Issuer, are collectively referred to in this prospectus as “we,” “us,” “our,” “JCPenney” or the “Company,” unless indicated otherwise.

Our principal offices are located at 6501 Legacy Drive, Plano, Texas 75024-3698. Our telephone number is (972) 431-1000. We maintain a web site on the Internet at www.jcpenney.net. Our web site, and the information contained on it, are not part of this prospectus.

USE OF PROCEEDS

The net proceeds to be received by us from the sale of the securities will be used for general corporate purposes, which may include working capital, capital expenditures, repayment of borrowings and investments. Unless otherwise specified in the prospectus supplement accompanying this prospectus, specific allocations of the proceeds will not have been made at the date of the prospectus supplement. Pending any specific application, the net proceeds may be initially invested in short term marketable securities or applied to the reduction of short term indebtedness.

We may from time to time borrow additional funds or issue additional equity securities, as appropriate. The amounts, terms and timing of any such financings or issuances will depend upon a number of factors, including our operations and the condition of the financial markets.

RATIO OF AVAILABLE INCOME TO FIXED CHARGES

	Fiscal Year						39 Weeks Ended
	1997	1998	1999	2000		2001	Oct 27, 2001	Oct 26, 2002
Ratio of available income to fixed charges	1.83x	1.80x	1.29x	—	(1)	1.27x	1.06x	1.45x

(1)	Income from continuing operations was not sufficient to cover fixed charges by $887 million for fiscal 2000.

For purposes of computing the ratios of available income to fixed charges, available income is determined by adding fixed charges to income from continuing operations before income taxes and before capitalized interest. Fixed charges are interest expense and a portion of rental expense representative of interest.

DESCRIPTION OF SECURITIES

Debt Securities

The debt securities are to be issued under an indenture, dated as of April 1, 1994, as amended by a first supplemental indenture, dated as of January 27, 2002, and a second supplemental indenture, dated as of July 26, 2002, (the indenture and supplements are referred to in this prospectus as the “indenture”), among the Issuer, the Co-Obligor and U.S. Bank National Association, as trustee. The indenture in the form in which it was executed is incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The following statements are subject to the detailed provisions of the indenture, including definitions of certain terms used in this description. Wherever particular provisions of the indenture are referred to in this prospectus, such are made a part of the statement made, and the statement is qualified in its entirety by such reference. We urge you to read the indenture because, it, and not this description, defines your rights as a holder of any debt securities that may be issued under the indenture. A copy of the form of indenture is available to you upon request at the address set forth under the heading, “Incorporation By Reference” on page 1.

In this section, when we refer to “the Company,” “JCPenney,” “the Issuer,” “we,” ”our,” or “us,” we are referring to J. C. Penney Corporation, Inc. as issuer of the debt securities, and not to J. C. Penney Company, Inc. or any of the subsidiaries of J. C. Penney Corporation, Inc.

General

The indenture does not limit the amount of debt securities which can be issued under it. Under the indenture, debt securities may be issued in one or more series, each in an aggregate Principal Amount (in U.S. dollars or the equivalent denominated in foreign currency or composite currencies) authorized by the Company prior to issuance.

Reference is made to the prospectus supplement for certain specified terms with respect to the debt securities being offered hereby, including, but not limited to, (1) the terms set forth on the cover page of this prospectus; (2) the obligation or option, if any, of the Company to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods within and the price or prices at which the debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and the other detailed terms and provisions of such obligation; (3) if the amount of payments of principal of or any premium or interest on any of the debt securities may be determined with reference to an index, the manner in which such amounts shall be determined; and (4) whether any of the debt securities shall be issuable in whole or in part in the form of one or more global securities (as described below) and, if so, the depository for such global security or securities, and the circumstances under which any such global security or securities may be exchanged for debt securities registered in the name of, and any transfer of such global security or securities may be registered to, a person other than such depository or its nominee.

The debt securities offered hereby will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

Unless otherwise provided in the prospectus supplement, the debt securities will be issued only in registered form without coupons and may be issued (in the case of dollar denominated debt securities) in denominations of $1,000 and any integral multiple thereof. The debt securities of a series may be represented, in whole or in part, by one or more permanent global securities in an denomination or aggregate denominations equal to the portion of the aggregate Principal Amount of outstanding debt securities of the series to be represented by such global security or securities. Any such global security deposited with a depository or its nominee and bearing the legend required by the indenture may not be surrendered for transfer or exchange except by the depository for such global security or any nominee of such depository, except if the depository notifies the Company that it is unwilling or unable to continue as depository, or the depository ceases to be qualified as required by the indenture, or the Company instructs the trustee in accordance with the Indenture that such global security shall be so registrable and exchangeable, or there shall exist such other circumstances, if any, as may be specified in the applicable prospectus supplement.

The specific terms of the depository arrangement with respect to any portion of a series of debt securities to be represented by one or more global securities will be described in the applicable prospectus supplement. Beneficial interests in global securities will only be evidenced by, and transfers thereof will only be effected through, records maintained by the depository and the institutions that are participants in the depository.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities, debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate Principal Amount and tenor. The debt securities may be transferred or exchanged without payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

The principal of (and premium, if any) and interest, if any, on the debt securities will be payable, and the transfer of the debt securities will be registrable, at the agency or agencies maintained by the Company; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register.

Some of the debt securities may be issued as discounted debt securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rate) to be sold at a substantial discount below their stated Principal Amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto. Debt securities may also be issued under the Indenture upon the exercise of warrants. See “Warrants” below.

Restrictive Covenants

Limitations on Liens.    The indenture provides that the Company may not, nor may it permit any Restricted Subsidiary (as defined below) to, issue, assume or guarantee evidences of indebtedness for money borrowed which are secured by any mortgage, security interest, pledge or lien (“mortgage”) of or upon any Principal Property (as defined below) or of or upon any shares of stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, whether owned at the date of the indenture or thereafter acquired, without effectively providing that the Principal Amount of the debt securities from time to time outstanding shall be secured equally and ratably by such mortgage, except that this restriction will not apply to (1) mortgages on any property existing at the time of its acquisition; (2) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with, or disposes of substantially all its properties (or those of a division) to, the Company or a Restricted Subsidiary; (3) mortgages on property of a corporation existing at the time such corporation first becomes a Restricted Subsidiary; (4) mortgages securing indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (5) mortgages to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property if the commitment to extend the credit secured by any such mortgage is obtained within 12 months after the later of the completion or the placing in operation of the acquired, constructed, developed or substantially repaired, altered or improved property; (6) mortgages securing current indebtedness (as defined in the indenture); or (7) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in clauses (1) through (6), provided, however, that the Principal Amount of indebtedness secured thereby and not otherwise authorized by said clauses (1) to (6), inclusive, shall not exceed the Principal Amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement. However, the Company or any Restricted Subsidiary may issue, assume or guarantee indebtedness secured by mortgages which would otherwise be subject to the foregoing restrictions in any aggregate amount which, together with all other such indebtedness outstanding, all attributable debt outstanding under the provisions described in the last sentence under “Limitations on Sale and Lease-Back Transactions” below and all Senior Funded Indebtedness (as defined below) issued, assumed or guaranteed by any Restricted Subsidiary, does not exceed five percent of Stockholders’ Equity (as defined below).

Under the terms of the indenture, the Company may secure indebtedness with mortgages on assets other than Principal Property including, but not limited to, with inventory and receivables.

Limitations on Sale and Lease-Back Transactions.    The indenture provides that neither the Company nor any Restricted Subsidiary may enter into any sale and lease-back transaction, as defined in the indenture, with respect to any Principal Property (except for transactions involving leases for a term, including renewals, of not more than three years and except for transactions between the Company and a Restricted Subsidiary or between restricted subsidiaries), if the purchaser’s commitment is obtained more than 12 months after the later of the acquisition or completion or the placing in operation of such Principal Property or of such Principal Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if either (a) the Company or such Restricted Subsidiary would be entitled pursuant to the provision described in the first sentence under “Limitations on Liens” described above to issue, assume or guarantee debt secured by a mortgage on such Principal Property without equally and ratably securing the debt securities from time to time outstanding or (b) the Company applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value) and, otherwise, an amount equal to the fair value (as determined by its board of directors) of the Principal Property so leased to the retirement of the debt securities or other Senior Funded Indebtedness of the Company or a Restricted Subsidiary, subject to reduction as set forth in the indenture in respect of the debt securities and other Senior Funded Indebtedness retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at maturity. The Company or any Restricted Subsidiary, however, may enter into a sale and lease-back transaction which would otherwise be subject to the foregoing restriction so as to create an aggregate amount of attributable debt which, together with all other such attributable debt outstanding, all indebtedness outstanding under the provision described in the last sentence under “Limitations on Liens” described above and all Senior Funded Indebtedness issued, assumed or guaranteed by any Restricted Subsidiary, does not exceed five percent of Stockholders’ Equity.

Waiver of Covenants.    The indenture provides that the holders of a majority (unless a greater requirement with respect to any series of debt securities is specified for this purpose, in which case, the requirement specified) in Principal Amount of the outstanding debt securities of a particular series may waive compliance with certain covenants or conditions set forth in the indenture, including those described above.

Consolidation, Merger or Sale of Assets of the Company.    The indenture provides that the Company may not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless (1) the corporation formed by such consolidation or into which the Company is merged or the person which acquires its assets is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the debt securities and the performance of every covenant of the indenture on the part of the Company, and (2) immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale is made will succeed to, and be substituted for, the Company under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the debt securities.

Unless otherwise provided in the prospectus supplement, the covenants contained in the indenture and the debt securities would not necessarily afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect such holders.

Definitions

“Funded Indebtedness” of a corporation means the principal of (a) indebtedness for money borrowed or evidenced by an instrument given in connection with an acquisition which is not payable on demand and which matures, or which such corporation has the right to renew or extend to a date, more than one year after the date of determination, (b) any indebtedness of others of the kinds described in the preceding clause (a) for the payment of which such corporation is responsible or liable as a guarantor or otherwise, and (c) amendments, renewals and refundings of any such indebtedness. For the purposes of the definition of “Funded Indebtedness,” the term “principal” when used at any date with respect to any indebtedness means the amount of principal of such indebtedness that could be declared to be due and payable on that date pursuant to the terms of such indebtedness.

“Principal Amount” means, when used with respect to any debt security, the amount of principal thereof that could then be declared due and payable as a result of an event of default with respect to such debt security.

“Principal Property” means all real and tangible property owned by the Company or a Restricted Subsidiary constituting a part of any store, warehouse or distribution center located within the United States, exclusive of motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point of sale recording devices and related equipment, and data processing and other office equipment, provided the net book value of all real property (including leasehold improvements) and store fixtures constituting a part of such store, warehouse or distribution center exceeds 0.25% of Stockholders’ Equity.

“Restricted Subsidiary” means any subsidiary, as defined in the indenture, of the Company or of a Restricted Subsidiary which the Company designates as a Restricted Subsidiary, which designation shall not have been canceled. However, no subsidiary for which the designation of Restricted Subsidiary has been canceled may be redesignated as such if during any period following cancellation of its previous designation as a Restricted Subsidiary, such subsidiary shall have entered into a sale and lease-back transaction, as defined in the indenture, which would have been prohibited had it been a Restricted Subsidiary at the time of such transaction.

“Senior Funded Indebtedness” of the Company means any Funded Indebtedness of the Company unless in any instruments evidencing or securing such Funded Indebtedness it is provided that such Funded Indebtedness is subordinate in right of payment to the debt securities to the extent provided in the indenture.

“Senior Funded Indebtedness” of a Restricted Subsidiary means Funded Indebtedness of the Restricted Subsidiary and the aggregate preference on involuntary liquidation of preferred stock of such subsidiary.

“Stockholders’ Equity” means the aggregate of (a) capital and reinvested earnings, after deducting the cost of shares of capital stock of the Company held in its treasury, of the Company and consolidated subsidiaries plus (b) deferred tax effects.

Events of Default, Notice and Waiver

The indenture provides that if an event of default shall have occurred and be continuing with respect to any series of debt securities at the time outstanding, either the trustee or the holders of not less than 25% (unless a different percentage with respect to any series of debt securities is specified for this purpose, in which case the specified percentage) in outstanding Principal Amount of such series may declare to be due and payable immediately the Principal Amount (or specified portion thereof) of such series, together with interest, if any, accrued thereon.

The indenture defines an event of default with respect to any series of debt securities as any one of the following events:

•	default for 30 days in payment of any interest due with respect to any series of debt securities;

•	default for 30 days in making any sinking fund payment due with respect to any series of debt securities;

•	default in payment of principal of (or premium, if any, on) any debt security of any series when due;

•	default for 90 days after notice to the Company by the trustee or by holders of not less than 25% in Principal Amount of the debt securities then outstanding of such series in the performance of any other covenant for the benefit of such series; and

•	certain events of bankruptcy, insolvency and reorganization.

No event of default with respect to a particular series of debt securities issued under the Indenture necessarily constitutes an event of default with respect to any other series of debt securities issued under the Indenture.

The indenture provides that the trustee will, within 90 days after the occurrence of a default, give to the holders of the debt securities of each series as to which such default has occurred, notice of such default known to it, unless cured or waived; provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, or in the payment of any sinking fund installment in respect of any of the debt securities, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the series as to which default has occurred. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time, or both, would become, an event of default.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during the continuance of an event of default, to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority (unless a greater requirement with respect to any series of debt securities is specified for this purpose, in which case, the requirement specified) in outstanding Principal Amount of a series of debt securities may, subject to certain exceptions, on behalf of the holders of the debt securities of such series direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee.

The indenture includes a covenant that the Company will file annually with the trustee a certificate of no default, or specifying any default that exists.

In certain cases, the holders of a majority (unless a greater requirement with respect to any series of debt securities is specified for this purpose, in which case, the requirement specified) in outstanding Principal Amount of a series of debt securities may on behalf of the holders of the debt securities rescind as to such series, a declaration of acceleration or waive any past default or event of default relating to the debt securities of such series, except a default not theretofore cured in payment of the principal of (or premium, if any) or interest, if any, on any such debt securities or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt securities of that series.

Modification of the Indenture

The indenture contains provisions permitting the Company and the trustee, with the consent of the holders of 66 2/3% in Principal Amount of the outstanding debt securities of each series affected by such modification, to execute supplemental indentures adding any provisions to or changing or eliminating any provisions of the indenture or modifying the rights of the holders of the debt securities, except that no such supplemental indenture may, without the consent of all holders of the affected debt securities, (i) change the stated maturity of any debt securities or reduce the principal payable at stated maturity or which could be declared due and payable prior thereto or change any redemption price thereof, (ii) reduce the rate of interest payable on any debt securities, (iii) adversely affect the terms and provisions, if any, applicable to the conversion or exchange of any debt securities, (iv) reduce the percentage in Principal Amount of the debt securities of any series or reduce the percentage of debt securities of any series specified in the indenture, the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain defaults, (v) change any place or the currency of payment of principal of (or premium, if any) or interest, if any, on any debt security, or (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security.

Satisfaction and Discharge Prior to Maturity

The Company has the right at any time to satisfy and discharge its obligations under any series of debt securities by depositing in trust with the trustee money and/or U.S. government obligations (as defined below).

If such deposit is sufficient to make all payments of (1) interest on the debt securities prior to their redemption or maturity and (2) principal of (and premium, if any) and interest on such series of debt securities when due upon redemption or at maturity, all the obligations of the Company under such series of debt securities and the indenture as it relates to the debt securities will be discharged and terminated except as otherwise provided in the indenture. “U.S. Government Obligations” are defined to mean (i) securities backed by the full faith and credit of the United States and (ii) depository receipts issued by a bank or trust company as custodian and evidencing ownership by the holders of such depository receipts of future payments of interest or principal, or both, on such securities backed by the full faith and credit of the United States held by such custodian.

For U.S. income tax purposes, it is likely that any such deposit and discharge with respect to any debt securities will be treated as a taxable exchange of such debt securities for interests in the trust. In that event, a holder will recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in such trust; and thereafter will be required to include in income a share of the income, gain and loss of the trust. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.

In addition, the Company may elect to provide, with respect to any series of debt securities, that the Company may be released from certain of its covenants upon the satisfaction of certain conditions applicable to the securities of such series.

Concerning the Trustee

U. S. Bank National Association, the trustee under the indenture, is a lender under our new credit facility and maintains substantial lines of credit and has other customary banking relationships with the Company.

Warrants

The Company may issue with any debt securities being offered by it warrants for the purchase of other debt securities. Each issue of Warrants will be issued under, and will be governed by, a warrant agreement to be entered into between the Company and a warrant agent, to be described in the prospectus supplement relating to the debt securities with which the warrants are to be issued. The proposed warrant agreement, including the form of proposed warrant certificate representing the warrants, substantially in the form in which it is to be executed, is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The following summaries of certain provisions of the warrant agreement and warrant certificates do not purport to be complete and are subject to and qualified in their entirety by reference to all the provisions set forth in the warrant agreement and warrant certificates, respectively, including the definitions thereof of certain terms.

Reference is made to the prospectus supplement relating to the securities, the warrant agreement relating to the warrants and the warrant certificates representing the warrants for certain specific terms of the warrants, which may include: (1) designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants; (2) designations and terms of any related debt securities with which the warrants are issued and the number of warrants issued with each such debt security; (3) date, if any, on and after which the warrants and the related debt securities will be separately transferable; (4) principal amount of debt securities purchasable upon exercise of one warrant and the price at which such principal amount of debt securities may be purchased upon such exercise; (5) date on which the right to exercise the warrants shall commence and date on which such right shall expire; and (6) whether the warrants represented by the warrant certificates will be issued in registered or bearer form.

Warrant certificates will be exchangeable for new warrant certificates of different denominations, and warrants my be exercised, at the agency or agencies maintained for such purposes. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of the holders of debt securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise.

Each warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth, or be determinable as set forth, in the prospectus supplement relating to the securities. Each warrant may be exercised in whole but not in part at any time on and after the Commencement Date and up to the close of business on the Expiration Date set forth in the prospectus supplement relating to the securities. After the close of business on the expiration date, unexercised warrants will become void.

The exercise price of the warrants will be that price applicable on the date of receipt of payment therefor determined as set forth in the prospectus supplement relating to the securities. Upon receipt of payment of the exercise price and the warrant certificate properly completed and executed at the agency or agencies maintained by the Company for such purpose, the Company will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the warrants remaining unexercised.

VALIDITY OF SECURITIES

The validity of the debt securities offered hereby will be passed upon for us by C. R. Lotter, Executive Vice President, Secretary and General Counsel of J. C. Penney Corporation, Inc. and of J. C. Penney Company, Inc. A copy of this legal opinion was filed as an exhibit to the registration statement containing this prospectus. As of January 31, 2003, Mr. Lotter owned 149,069 shares of common stock and outstanding options to purchase 271,000 shares of common stock.

INDEPENDENT AUDITORS

The consolidated financial statements of J. C. Penney Company, Inc. appearing in our Annual Report (Form 10-K) for the years ended January 26, 2002, and for J. C. Penney Corporation, Inc. for the years ended January 25, 2001 and January 29, 2000, have been audited by KPMG LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference.

The consolidated financial statements of J. C. Penney Funding Corporation, Inc. appearing in our Annual Report (Form 10-K) for the years ended January 26, 2002, January 25, 2001 and January 29, 2000, have been audited by KPMG LLP, independent auditors, as set forth in their report thereon, included therein and incorporated herein by reference.

To the extent that KPMG LLP audits and reports on the financial statements of the Company and J. C. Penney Funding Corporation, Inc. issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference herein in reliance upon its reports and said authority.

PLAN OF DISTRIBUTION

We may offer the securities from time to time (i) through underwriters or dealers, (ii) directly to one or more institutional purchasers, or (iii) through agents.

Sales of securities through underwriters may be through underwriting syndicates led by one or more managing underwriters. The specific managing underwriter or underwriters which may act with respect to the offer and sale of any series of securities are set forth on the cover of the prospectus supplement in respect of such series and the members of the underwriting syndicate, if any, are named in such prospectus supplement.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, are set forth in the prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the 1933 Act.

If so indicated in an applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase securities from the Company pursuant to delayed delivery contracts. The prospectus supplement relating thereto will also set forth the price to be paid for securities pursuant to such contracts, the commissions payable for solicitation of such contracts, the date or dates in the future for delivery of securities pursuant to such contracts and any conditions to which such contracts will be subject.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the 1933 Act.

The securities also may be offered and sold, if so indicated in a prospectus supplement, in connection with a re-marketing upon their purchase, in accordance with a redemption or repayment to their terms, or otherwise, by one or more firms (“re-marketing firms”), acting as principals for their own accounts or as agents for us. Any re-marketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Re-marketing firms may be deemed to be underwriters in connection with the securities re-marketed thereby. Re-marketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933.

Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expense of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance of debt securities being registered. All amounts shown are estimates except the Securities and Exchange Commission (“SEC”) registration fee.

Securities and Exchange Commission registration fee	*
Legal fees and expenses	10,000	**
Printing fees and expenses	$100,000	**
Trustee fees and expenses	35,000	**
Accounting fees and expenses	35,000	**
Rating agency fees	275,000	**
Miscellaneous expenses	25,000	**

Total	$470,000

*	Previously paid. No additional filing fees pursuant to Rule 429.
**	Estimated

Item 15.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits indemnification of our directors and officers in a variety of circumstances which may include liabilities under the Securities Act.

Article X of our respective bylaws provides in substance, for indemnification by the respective companies of our directors and officers in accordance with the provisions of the Delaware General Corporation Law. We have entered into indemnification agreements with our current directors and certain of our current officers which generally provide for indemnification by us except as prohibited by applicable law. To provide some assurance of payment of amounts to which these directors and officers may become entitled pursuant to these agreements, we have funded a trust.

In addition, we have purchased insurance coverage under policies which insure the companies for amounts which they may be required or permitted to pay as indemnification of these directors and officers, and which insure these directors and officers against liabilities which might be incurred and for which they are not entitled to indemnification by the respective company.

Furthermore, the Registrants, as well as their directors and officers, may be entitled to indemnification by an underwriter named in a Prospectus Supplement against certain civil liabilities under the 1933 Act under agreements entered into among the Registrants, or either of them, and such underwriters.

Item 16.    Exhibits.

1 (a)

Form of proposed Underwriting Agreement (including form of proposed Delayed Delivery Contract) (filed as Exhibit 1 to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 2-79577, and incorporated herein by reference)

1 (b)	Form of Proposed Agency Agreement (filed as Exhibit I (b) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 333-06883, and incorporated herein by reference)

4 (a)(i)

Indenture, dated as of April 1, 1994, between J. C. Penney Corporation, Inc. and U.S. Bank Trust National Association (formerly First Trust of California, National Association), Successor Trustee to Bank of America National Trust and Savings Association (filed as Exhibit 4(a) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference)

4 (a)(ii)

First Supplemental Indenture dated January 27, 2002 among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4(p) to J. C. Penney Company, Inc.’s Annual Report on Form 10-K for the 52-week period ended January 26, 2002

4 (a)(iii)

Second Supplemental Indenture dated July 26, 2002 among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4 to J. C. Penney Company, Inc.’s Quarterly Report on Form 10-Q for the 26-week ended July 27, 2002)

4 (b)	Forms of Debt Securities registered hereunder may include the following, among others:

(i) Form of % Note Due (filed as Exhibit 4(b)(i) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference);

(ii) Form of Zero Coupon Note Due (filed as Exhibit 4(b) (ii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference);

(iii)       Form of        % Debenture Due                                 (Original Issue Discount) (filed as Exhibit 4(b)(iii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference);

(iv) Form of % Debenture Due (filed as Exhibit 4(b) (iv) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference);

(v)         Form of        % Sinking Fund Debenture Due                                  (filed as Exhibit 4 (b) (v) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference);

(vi) Form of Extendible Note (filed as Exhibit 4(b) (vi) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference);

(vii)      Form of Medium-Term Note, Series (Fixed Rate) (filed as Exhibit 4(b) (vii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference); and

(viii)     Form of Medium-Term Note, Series (Floating Rate) (filed as Exhibit 4(b) (viii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference).

4 (c)

Form of proposed Warrant Agreement (including form of proposed Warrant Certificate) (filed as Exhibit 4(c) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference)

5	Opinion of C. R. Lotter with respect to the validity of the Securities

12

Computation of ratios (Computation of Ratios of Available Income to Combined Fixed Charges) for the 52 weeks ended January 26, 2002, January 25, 2001, January 29, 2000, and January 30, 1999, and the 53 weeks ended January 31, 1998, were filed as Exhibit 12(b) to J. C. Penney Company, Inc.’s Annual Report on Form 10-K for the year ended January 26, 2002 and J. C. Penney Corporation, Inc.’s Annual Report on Form 10-K for the year ended January 25, 2001 (SEC File Nos. 1-15274 and 1-777), which Reports are incorporated herein by reference)

23 (a)	Consent of KPMG LLP

23 (b)	Consent of C. R. Lotter (see Exhibit 5)

24 (a)	Powers of Attorney – J. C. Penney Corporation, Inc.

24 (b)	Powers of Attorney – J. C. Penney Company, Inc.

25

Statement of Eligibility on Form T-1 of U.S. Bank Trust National Association (formerly First Trust of California, National Association), as Successor Trustee under the Indenture pursuant to which the Debt Securities registered hereunder are to be issued (filed as Exhibit 25 to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 333-06883, and incorporated herein by reference)

99	Form of Pricing Supplement (filed as Exhibit 99 to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference)

Item 17.    Undertakings.

The undersigned Registrants hereby undertake:

(1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof,

(3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13 (a) or section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described in Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on February 12, 2003.

J. C. PENNEY CORPORATION, INC.

By:	R. B. Cavanaugh
R. B. Cavanaugh Executive Vice President and Chief Financial Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

A. I. QUESTROM* A. I. Questrom	Chairman of the Board and Chief Executive Officer, Director	February 12, 2003

R. B. CAVANAUGH R. B. Cavanaugh	Executive Vice President and Chief Financial Officer (principal financial officer), Director	February 12, 2003

W. J. ALCORN* W. J. Alcorn	Senior Vice President, Controller and Chief Purchasing Officer (principal accounting officer)	February 12, 2003

C. R. LOTTER* C. R. Lotter	Executive Vice President, Secretary and General Counsel, Director	February 12, 2003

*By:	R. B. Cavanaugh
R. B. Cavanaugh Attorney-in-Fact

Copies of powers of attorney authorizing W. J. Alcorn, R. B. Cavanaugh, Michael P. Dastugue and C. R. Lotter, and each of them, to sign this registration statement on behalf of the above named directors and officers, are being filed with the Securities and Exchange Commission simultaneously herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on February 12, 2003.

J. C. PENNEY COMPANY, INC.

By:	R. B. CAVANAUGH
R. B. Cavanaugh Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

A. I. QUESTROM* A. I. Questrom	Chairman of the Board and Chief Executive Officer, Director	February 12, 2003

R. B. CAVANAUGH R. B. Cavanaugh	Executive Vice President and Chief Financial Officer (principal financial officer)	February 12, 2003

W. J. ALCORN* W. J. Alcorn	Senior Vice President and Controller (principal accounting officer)	February 12, 2003

M. A. BURNS* M. A. Burns	Director	February 12,2003

T. J. Engibous	Director	February , 2003

K. B. FOSTER* K. B. Foster	Director	February 12, 2003

V. E. JORDAN, JR.* V. E. Jordan, Jr.	Director	February 12, 2003

J. C. PFEIFFER* J. C. Pfeiffer	Director	February 12, 2003

A. W. Richards	Director	February , 2003

L. H. ROBERTS* L. H. Roberts	Director	February 12, 2003

C. S. SANFORD, JR.* C. S. Sanford, Jr.	Director	February 12, 2003

R. G. TURNER* R. G. Turner	Director	February 12, 2003

*By:	R. B. CAVANAUGH
R. B. Cavanaugh Attorney-in-Fact

Copies of powers of attorney authorizing W. J. Alcorn, R. B. Cavanaugh and C. R. Lotter, and each of them, to sign this registration statement on behalf of the above named directors and officers, are being filed with the Securities and Exchange Commission simultaneously herewith.

EXHIBIT INDEX

Exhibit No.		Description of Exhibit

1	(a)

Form of proposed Underwriting Agreement (including form of proposed Delayed Delivery Contract) (filed as Exhibit 1 to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 2-79577, and incorporated herein by reference)

1	(b)	Form of Proposed Agency Agreement (filed as Exhibit I (b) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 333-06883, and incorporated herein by reference)

4	(a)(i)

Indenture, dated as of April 1, 1994, between the Company and U.S. Bank Trust National Association (formerly First Trust of California, National Association), Successor Trustee to Bank of America National Trust and Savings Association (filed as Exhibit 4(a) to J. C. Penney Corporation, Inc.’s Company’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference)

4	(a)(ii)

First Supplemental Indenture dated January 27, 2002 among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4(p) to J. C. Penney Company, Inc.’s Annual Report on Form 10-K for the 52-week period ended January 26, 2002

4	(a)(iii)

Second Supplemental Indenture dated July 26, 2002 among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4 to J. C. Penney Company, Inc.’s Quarterly Report on Form 10-Q for the 26-week ended July 27, 2002)

4	(b)	Forms of Debt Securities registered hereunder may include the following, among others:

(i) Form of % Note Due (filed as Exhibit 4(b)(i) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference);

(ii) Form of Zero Coupon Note Due (filed as Exhibit 4(b) (ii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference);

(iii)       Form of        % Debenture Due                                  (Original Issue Discount) (filed as Exhibit 4(b)(iii) to J. C. Penney Corporation, Inc.’s Company’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference);

(iv) Form of % Debenture Due (filed as Exhibit 4(b) (iv) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference);

(v)         Form of        % Sinking Fund Debenture Due                                  (filed as Exhibit 4 (b) (v) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference);

(vi) Form of Extendible Note (filed as Exhibit 4(b) (vi) to J. C. Penney Corporation, Inc.’s Company’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference);

(vii)      Form of Medium-Term Note, Series (Fixed Rate) (filed as Exhibit 4(b) (vii) to J. C. Penney Corporation, Inc.’s Company’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference); and

(viii)     Form of Medium-Term Note, Series (Floating Rate) (filed as Exhibit 4(b) (viii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference).

4 (c)

Form of proposed Warrant Agreement (including form of proposed Warrant Certificate) (filed as Exhibit 4(c) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference)

6	Opinion of C. R. Lotter with respect to the validity of the Securities

12

Computation of ratios (Computation of Ratios of Available Income to Combined Fixed Charges) for the 52 weeks ended January 26, 2002, January 25, 2001, January 29, 2000, and January 30, 1999, and the 53 weeks ended January 31, 1998, were filed as Exhibit 12(b) to J. C. Penney Company, Inc.’s Annual Report on Form 10-K for the year ended January 26, 2002 and J. C. Penney Corporation, Inc.’s Annual Report on Form 10-K for the year ended January 25, 2001 (SEC File Nos. 1-15274 and 1-777), which Reports are incorporated herein by reference)

23 (a)	Consent of KPMG LLP

(b)	Consent of C. R. Lotter (see Exhibit 5)

24 (a)	Powers of Attorney – J. C. Penney Corporation, Inc.

24 (b)	Powers of Attorney – J. C. Penney Company, Inc.

25

Statement of Eligibility on Form T-1 of U.S. Bank Trust National Association (formerly First Trust of California, National Association), as Successor Trustee under the Indenture pursuant to which the Debt Securities registered hereunder are to be issued (filed as Exhibit 25 to J. C. Penney Corporation, Inc.’s Company’s Registration Statement on Form S-3, SEC File No. 333-06883, and incorporated herein by reference)

99	Form of Pricing Supplement (filed as Exhibit 99 to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 33-53275, and incorporated herein by reference)